PLS CPA, A PROFESSIONAL CORP. t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t t TELEPHONE (858)722-5953 t FAX (858) 858-761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.com t

May 27, 2015

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Re: Diamante Minerals Inc.

Dear Madame or Sir

On May 14, 2015 our appointment as auditor for Diamante Minerals Inc., ceased. We have read Diamante Minerals Inc.'s statement included under Item 4.01 of its Form 8-K dated May 14, 2015 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.
San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board